UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2016

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2016, the Board of Directors (the “Board”) of CoreLogic, Inc. (the “Company”) approved the promotion of James Balas from Senior Vice President, Finance and Controller to the position of Chief Financial Officer (CFO) reporting to President and Chief Executive Officer Anand Nallathambi. Mr. Balas will serve as the Company’s principal financial officer and continue to serve as its principal accounting officer.
Mr. Balas, age 45, joined the Company in March 2011 as Senior Vice President, Controller and principal accounting officer. He was appointed to the additional position of Senior Vice President, Finance in September 2012, with his role expanding to encompass the tax and treasury departments. Before joining the Company, Mr. Balas served as vice president and corporate controller for Ameron International, an international manufacturer of products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Mr. Balas' experience also includes senior level financial roles at various publicly traded companies after launching his career at Ernst & Young.
There are no family relationships between Mr. Balas and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company is not a participant in any transactions since the beginning of its last fiscal year, and no such transaction is currently proposed, in which Mr. Balas, or any member of his immediate family, has a direct or indirect material interest.
In connection with his promotion to CFO, the Compensation Committee of the Board (the “Committee”) approved new compensation terms for Mr. Balas. He will receive an annual base salary of $425,000 (“Base Salary”) and be eligible to receive an annual discretionary cash performance bonus with a target award amount of 90 percent of his Base Salary. Consistent with the annual incentive compensation plan program applicable to senior executives, the actual award will be based on a combination of Company, business and individual performance factors. Mr. Balas is also eligible for an annual long-term equity incentive compensation award with a target annual award amount of 150 percent of his Base Salary, with the actual award to be based on a set of defined award metrics approved by the Committee and may be awarded using restricted stock units, performance units or a combination of these equity instruments.
The Company expects to enter into an Employment Agreement with Mr. Balas, effective as of April 8, 2016 (the “Employment Agreement”). The Employment Agreement will be substantially consistent with the Company’s form of Employment Agreement filed with the Company’s Quarterly Report on Form10-Q filed with the SEC on May 6, 2011, which is incorporated herein by reference.
Mr. Balas and the Company are already party to a Change in Control Agreement dated March 14, 2011 (the "CIC Agreement") that is substantially consistent with the Company's form of Change in Control Agreement filed with, and the material terms described in, the Company's Current Report on Form 8-K filed with the SEC on May 25, 2011, which is incorporated herein by reference. In connection with his promotion, the "Applicable Multiple" (as such term is defined in the CIC Agreement) of Mr. Balas' base salary and bonus amount payable in a change in control will be increased from 1.5 to 2 times.
Mr. Balas and the Company are already party to an Indemnification Agreement dated May 19, 2011 (the “Indemnification Agreement”). The Indemnification Agreement is substantially consistent with the Company’s form of Indemnification Agreement filed with, and the material terms described in, the Company’s Current Report on Form 8-K filed with the SEC on May 25, 2011, which is incorporated herein by reference.
Frank Martell, who previously served as the Company’s Chief Operating and Financial Officer, will continue to serve as Chief Operating Officer reporting to Mr. Nallathambi.

Item 7.01 Regulation FD Disclosure
A copy of the press release announcing Mr. Balas’ appointment as Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated April 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	April 14, 2016	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary